EXHIBIT 19
         Ford Credit Auto Lease Trust
             Ford Motor Credit Company

              Monthly Servicing Report

Collection Period                                                       Nov-95
Distribution Date                                                     12/15/95

Ford Credit Auto Lease Trust 1995-1

                                                              Dollar Amount

     Class A-1 Asset Backed Notes                               113,000,000.00
     Class A-2 Asset Backed Notes                               500,521,000.00
     Asset Backed Certificates                                   23,320,978.41

I.  Collections
     Monthly Payments                                            12,277,024.65
     Available Scheduled Termination Sale Proceeds                        0.00
     Voluntary Early Termination Proceeds                         3,283,373.67
     Liquidation Proceeds                                         1,186,667.64
     Recoveries                                                      79,482.25
     Payahead Credits                                                 8,094.16
     Administrative Purchase Amounts                              1,133,713.03

     Total                                                       17,968,355.40

II.  Advances (Settled on Payment Date)
     Sale Proceed Advances
          Beginning of Period                                             0.00
          Plus: Net Change                                                0.00
          End of Period                                                   0.00
     Monthly Payment Advances
          Beginning of Period                                     3,906,638.96
          Plus: Net Change                                          362,253.61
          End of Period                                           4,268,892.57
     Past Due Monthly Payments Not Advanced                               0.00
     Sale Proceeds Not Realized and Not Advanced                          0.00

III.  Principal Balances
     Class A-1 Beginning Principal Balance                       28,781,737.41
     Less:  Reductions to Class A-1 Beginning Principal Bal               0.00
     Class A-1 Ending Principal Balance                          28,781,737.41

     Class A-2 Beginning Principal Balance                      500,521,000.00
     Less:  Reductions to Class A-2 Beginning Principal Bal               0.00
     Class A-2 Ending Principal Balance                         500,521,000.00

     Lease Trust Cert. Beginning Principal Balance               23,320,978.41
     Less:  Reductions to Lease Trust Cert. Beg. Principal                0.00
     Lease Trust Cert. Ending Principal Balance                  23,320,978.41

     Deferred Amount Beginning Balance                           90,480,908.41
     Less:  Reductions to Deferred Amount Beginning Balance               0.00
     Deferred Amount Ending Balance                              90,480,908.41

     Beginning Pool Balance                                     643,104,624.23
          Residual Value Portion of Beginning Pool Balance      517,034,991.07
     Reductions to Pool Balance                                 -13,919,091.81
     Ending Pool Balance                                        629,185,532.42
          Residual Value Portion of Ending Pool Balance         512,128,303.48
          Residual Value of Expired Contracts                             0.00
          Residual Value of Expired Contracts Unsold BOP                  0.00
          Residual Value of Expired Contracts Unsold EOP                  0.00

IV.  Calculation of Pool Factors
     Pool Factor
     Class A-1 Pool Factor                                          0.25470564
     Class A-2 Pool Factor                                          1.00000000
     Lease Trust Certificates Pool Factor                           1.00000000

V.  Payahead Account
     Beginning of the Month Balance                               1,089,747.52
     Plus:  Net Change in Balance                                     8,094.16
     End of Month Balance                                         1,097,841.68

VI.  Losses
     Credit Losses                                                  780,478.03
     Residual Losses                                                      0.00

VII. Delinquency Amounts
     31-60 Days                                                  14,273,958.28
     61-90 Days                                                   2,745,090.51
     91-120 Days                                                    947,894.01
     Over 120 Days                                                  288,744.67

VIII.  Memo Amount
     Administrative Agent Fee                                       535,920.52